SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   6-23-99



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware                       1-9102           7-0100596
(State or other jurisdiction           (Commission       (IRS Employer
 of Incorporation)                     File Number)       Identification No.)



              245 South Los Robles Ave., Pasadena, California       91101
                (Address of principal executive offices)        (Zip Code)


              Registrant's telephone number, including area code:
                               (626) 683-4000



Item 5.   Other Events

The attached announcement was released to the news media on June 29, 1999.





















                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      AMERON INTERNATIONAL CORPORATION



                                      By:  /s/Javier Solis
                                           Senior Vice President & Secretary

Date: June 29, 1999

Business Editors

PASADENA, CA - (Business Wire) - June 29, 1999 - Ameron International Corporation (NYSE:AMN) announced today that Peter K. Barker, advisory director and former partner with Goldman, Sachs & Co., has joined the Ameron board of directors.

"We are very pleased to have Mr. Barker as a member of Ameron's board," said James S. Marlen, Ameron chairman, president and chief executive officer. "His extensive global business experience will be most valuable to Ameron."

Barker, a resident of Pasadena, has had a long and distinguished career with Goldman Sachs, beginning in 1970 as an associate in the London office. In 1971, he moved to the New York office and spent seven years as an associate in the global finance department. He was promoted to vice president in 1975.
Three years later, Barker was named vice president in the Los Angeles office and head of the West Coast Investment Banking Region; he became co-head of the Los Angeles office in 1980. From 1982 through 1998, Barker was the partner heading up Goldman Sachs' investment banking activities on the West Coast, supervising the activities of the Los Angeles and San Francisco offices; he was also the partner in charge of the Los Angeles office.
In addition, Barker worked directly with a variety of clients, including Arco, Unocal, Walt Disney, Transamerica, Times Mirror, Avery Dennison, Dole Foods, First Interstate, Lockheed, Security Pacific, Qualcomm, Alexander & Baldwin, Teledyne and others. His client assignments included debt and equity financings, acquisitions, divestitures, recaptializations, spin-offs, IPOs and general investment banking advisory roles.

Barker attended Colgate University and Claremont McKenna College and earned his master's degree in finance from the Graduate School of Business at the University of Chicago. His board memberships include the W.M. Keck Foundation, Claremont McKenna College, YMCA of Metropolitan Los Angeles, Huntington
Library and the Los Angeles Area Council of the Boy Scouts of America, for which he is a former chairman. He has also served on the California State Senate Commission on Corporate Governance, Shareholder Rights and Securities Transactions, as well as the Mayor's Task Force on Finance for the City of Los Angeles.

Ameron International Corporation is a multinational manufacturer of highly engineered products for the construction, industrial, chemical and energy markets. With businesses in North America, South America, Europe, Asia and Australasia, Ameron is a leading producer of high-performance coatings and product finishes, fiberglass-composite piping, concrete and steel pipe systems and specialized construction products. Ameron sales in 1998 were $552 million.